Exhibit-32.1 -- Certification per Sarbanes-Oxley Act (Section 906)

I am the President of Hydrogen Hybrid Technologies, Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Form 10-K of the Company for the fiscal year ended September 30, 2008 and filed with the U. S. Securities and Exchange Commission ("Form 10-K").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-K fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  January 10, 2009
        ----------------
                                           /s/ Ira Lyons
                                           ---------------------------
                                               Ira Lyons
                                               President and Director

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